                                                              Exhibit 10.84

                            STOCK PURCHASE AGREEMENT

                                    Between

                                YOSYSTEMS, INC.

                           DANIEL J. AND SANDRA WHITE

                                      AND

                  BANKERS HAZARD DETERMINATION SERVICES, INC.

                           Dated as of July 31, 1997


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

                                                            Page
                                                            ----
ARTICLE I. PURCHASE AND SALE OF YOSYSTEMS SHARES              1

    SECTION   1.01 Purchase                                   1
    SECTION   1.02 Transfer                                   2
    SECTION   1.03 Closing                                    2
    SECTION   1.04 Due Diligence                              2
    SECTION   1.05 Financing                                  2
    SECTION   1.06 Deposit                                    2


ARTICLE II. REPRESENTATIONS AND WARRANTIES OF SELLER          3

    SECTION   2.01 Corporate Organization and Power           3
    SECTION   2.02 Authorization of Agreement                 3
    SECTION   2.03 Validity                                   3
    SECTION   2.04 Consents and Approvals                     3
    SECTION   2.05 Titles to Shares                           3
    SECTION   2.06 Capitalization of YoSystems                3
    SECTION   2.07 Litigation Relating to Transaction         4
    SECTION   2.08 Broker's or Finders' Fees                  4
    SECTION   2.09 Taxes and Liabilities                      4
    SECTION   2.10 Stock Purchase Agreement with
                   Strategic Holdings USA, Inc.               5

 ARTICLE 111. REPRESENTATIONS AND WARRANTIES OF BUYER         5

    SECTION   3.01 Corporate Organization and Power           5
    SECTION   3.02 Authorization of Agreement                 5
    SECTION   3.03 Validity                                   5
    SECTION   3.04 Consents and Approvals                     6
    SECTION   3.05 Litigation Relating to Transaction         6
    SECTION   3.06 Broker's or Finders' Fees                  6
    SECTION   3.07 Capitalization of Buyer                    6
    SECTION   3.08 Investment Representation and Warranty     6

 ARTICLE IV.    CONDITIONS PRECEDENT                          6

    SECTION   4.01 Conditions Precedent to Obligations
                   of Buyer                                   6
    SECTION   4.02 Conditions Precedent to Obligations
                   of Seller                                  8


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
ARTICLE V. TERMINATION AND ABANDONMENT                              9

    SECTION   5.01 Termination                                      9
    SECTION   5.02 Procedure and Effect of Termination              9

ARTICLE VI. INDEMNIFICATION; REMEDIES                              10

    SECTION   6.01 Survival of Representations and Warranties      10
    SECTION   6.02 Indemnification by Seller                       10
    SECTION   6.03 Indemnification by Buyer                        10
    SECTION   6.04 Third Party Claims                              11
    SECTION   6.05 Further Limitations                             13

ARTICLE VII.   MISCELLANEOUS                                       14

    SECTION   7.01 Expenses, Etc.                                  14
    SECTION   7.02 Publicity                                       14
    SECTION   7.03 Execution in Counterparts                       14
    SECTION   7.04 Notices                                         14
    SECTION   7.05 Amendments, Supplements, Etc.                   15
    SECTION   7.06 Entire Agreement                                16
    SECTION   7.07 Applicable Law                                  16
    SECTION   7.08 Attorney's Fees                                 16
    SECTION   7.09 Representation Acknowledged                     16
    SECTION   7.10 Binding Effect. Benefits                        16
    SECTION   7.11 Assignability                                   16

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                    INDEX TO SCHEDULES, EXHIBITS AND ANNEXES

    Exhibit                    Description              Section Ref.
    -------                    -----------              ------------
    A                   SMS Stock Purchase Agreement     Recitals
    1.01                Form of Option                   1.01
    1.05                Huntington Loan Commitment       1.05
    2.09                Liabilities                      2.09
    4.01(f)             Opinion of Seller's Counsel      4.01(f)
    4.01(h)             Shareholders' Agreement          4.01(h)
    4.01(i)             Employment Agreement             4.01(i)
    4.01(l)             Cross License Agreement          4.01(l)
    4.02(d)             Opinion of Buyer's Counsel       4.02(d)
    6.01                Liabilities                      6.01(d)


                            Stock Purchase Agreement

     This is a Stock Purchase Agreement ("Agreement") entered into in Cleveland, Ohio on the dates indicated below, by and between parties as follows:

     a) YoSystems, Inc., an Ohio corporation located at 3900 Laylin Road, Norwalk, Ohio 44857 ("YoSystems" or "Seller"); and

     b)   Daniel J. White ("White"); and

     c)   White and his wife Sandra ("The Whites"); and

     d) Bankers Hazard Determination Services, Inc., a Florida corporation located at 360 Central Avenue, St. Petersburg, Florida 33701, ("Buyer") or assigns.

                                   WITNESSETH

     Whereas, on June 17, 1997 YoSystems entered into a Stock Purchase Agreement with Strategic Holdings USA, Inc. ("Strategic") to purchase all of the issued and outstanding shares of capital stock of SMS Geotrac, Inc. ("SMS Geotrac"), a Delaware corporation, hereinafter referred to as "SMS Stock Purchase Agreement", a copy of which is attached hereto as Exhibit "A" ; and

     Whereas, Buyer desires to acquire forty-nine percent (49%) of the then issued shares of common stock of YoSystems concurrently with YoSystems acquisition of all of the issued and outstanding shares of common stock of SMS Geotrac; and

     Whereas, the parties hereto desire to enter into this Agreement in order to confirm their understanding of the terms and conditions pursuant to which they will own and operate YoSystems.

     Now, Therefore, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   PURCHASE AND SALE OF YOSYSTEMS SHARES

     Section 1.01. Purchase. Subject to the terms and conditions hereof, YoSystems, agrees to amend its Articles of Incorporation (the "Amended Articles") to increase its authorized common stock to 1,000 shares without par value and to sell to Buyer and Buyer agrees to purchase 490 shares ("the Shares") representing forty-nine percent (49%) of its authorized and issued shares for a purchase price of Six Million Seven Hundred Fifty Thousand Dollars ($6,750,000.00) cash on the Closing Date. It is understood that the remaining 510 shares will be owned by the Whites. It is also acknowledged and agreed that on or after the Closing Date the Whites intend to grant options (the "Option") to purchase shares of their YoSystems common stock to approximately 10 current employees (the "Optionees") of SMS Geotrac. The form of Options is attached hereto as Exhibit "1.01".

     Section 1.02. Transfer. On the Closing Date, YoSystems shall issue and deliver to Buyer a certificate or certificates representing the Shares, with all requisite stock transfer taxes paid and stamps affixed, free and clear of all restrictions, liens, charges, security interests, claims, pledges encumbrances and rights of others except as set forth in the Shareholders Agreement (as herein defined).

     Section 1.03. Closing. The closing contemplated by this Agreement (the "Closing") shall take place at the offices of Benesch, Friedlander, Coplan & Aronoff LLP, 2300 BP America Building, 200 Public Square, Cleveland, Ohio 44114, at 10 a.m. Eastern Standard time, on July 31, 1997, or at such other place or at such other date and time as YoSystems and Buyer may mutually agree (such date and time of closing being herein called the "Closing Date").

     Section 1.04. Due Diligence. All due diligence has been completed.

     Section 1.05. Financing.

     a) YoSystems has received a loan commitment from The Huntington National Bank of Cleveland, Ohio, a copy of which is attached as Exhibit "1.05" (the "Huntington Loan") for debt financing for not less than Eight Million Seven Hundred Fifty Thousand Dollars ($8,750,000.00). The proceeds of this loan will be used to provide the additional funds required to complete the acquisition of the common stock of SMS Geotrac.

     b) YoSystems will use the purchase price for the Shares to purchase the stock of SMS Geotrac ($15 million), and pay for all expected costs and fees of closing the purchase (estimated to be $1 million).

     Section 1.06. Deposit. On July 2, 1997, Buyer deposited with the law firm of Carlton, Fields, et al., 200 Central Avenue, Suite 2300, St. Petersburg, Florida 33701, the sum of One Million Dollars ($ 1,000,000.00) to be applied to the purchase price for the Shares at Closing. The deposited funds together with any interest earned thereon will be returned to Buyer if the transactions contemplated by this Agreement do not close on or before July 31, 1997.

II. REPRESENTATIONS AND WARRANTIES OF SELLER

    Seller represents and warrants to Buyer as follows:

    Section 2.01. Corporate Organization and Power. YoSystems is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Seller has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

    Section 2.02. Authorization of Agreement. The execution, delivery and consummation of this Agreement by YoSystems has been duly authorized by the board of directors and the shareholders of YoSystems in accordance with all applicable laws and the Articles of Incorporation and Code of Resolutions of YoSystems, and at the Closing no further corporate action will be necessary on the part of YoSystems or its shareholders to make this Agreement valid and binding on YoSystems and enforceable against YoSystems in accordance with its terms. The execution, delivery and consummation of this Agreement by YoSystems (i) is not contrary to the Articles of Incorporation or Code of Regulations of YoSystems, (ii) does not now and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, rule, regulation, law, contract, agreement or any other restriction to which YoSystems is a party or to which YoSystems or any of its assets is subject or bound, and (iii) will not result in the creation of any lien or other charge upon the Shares or the assets of YoSystems.

    Section 2.03. Validity. This Agreement has been duly executed and delivered by YoSystems and constitutes the legal, valid and binding obligation of YoSystems, enforceable against YoSystems in accordance with its terms.

    Section 2.04. Consents and Approvals. No order, authorization, approval or consent from, or filing with, any person or entity or any federal or state governmental or public body or other authority having jurisdiction over YoSystems is required for the execution, delivery and performance of this Agreement.

    Section 2.05. Title to Shares. YoSystems has full right, power and authority to sell, issue, convey and deliver to Buyer, in accordance with the terms of this Agreement, good and valid title, beneficially and of record, to all of the Shares, free and clear of all restrictions, claims, liens, charges, encumbrances and rights of others.

    Section 2.06. Capitalization of Yosystems. Giving effect to the Amended Articles, the total authorized capitalization of YoSystems is 1,000 shares of Common Stock, without par value, of which 510 shares have been validly issued and are presently outstanding. All of the outstanding capital stock of YoSystems is owned by the Whites. YoSystems does not hold any shares of capital stock as treasury shares. There are no outstanding subscriptions, options, agreements, contracts, calls, commitments or demands of any character to which YoSystems or the Whites is a party which restrict the transfer of the Shares or otherwise related to the Shares other than the Option and a related Agreement among Shareholders, YoSystems, White and the Optionees to be entered concurrently with the Closing.

     Section 2.07. Litigation Relating to Transaction. There are no actions, suits, proceedings or claims pending before any court, arbitrator or government agency against or affecting YoSystems. White has not received formal service of process relating to any currently pending action, suit or proceeding against SMS Geotrac, other than such actions, suits or proceedings referred to on Schedule 2.07 of the SMS Geotrac Agreement.

     Section 2.08. Broker's or Finders' Fees. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Buyer without the intervention of any person on behalf of Seller (other than NatCity Investments, Inc. of Cleveland, Ohio, whose fees and expenses shall be paid solely by Seller) in such manner as to give rise to any claim by any person against Buyer for a finder's fee, brokerage commission or similar payment.

     Section 2.09. Taxes and Liabilities.

     a) YoSystems (i) has filed, and will file, on a timely basis (including all extensions), all federal income tax returns and all combined or unitary state and local income or franchise tax returns (collectively, "Tax Returns") required to be filed by YoSystems for all years or periods ending on or before the Closing Date accurately reflecting in all respects income or franchise taxes owing to the United States or any state or local government, and (ii) has paid in full, or if not paid in full prior to the Closing Date the Whites will pay in full when due, all taxes (including interest, penalties and additions to tax) shown to be due on such Tax Returns. All such Tax Returns are, or will be, true, correct and complete in all material respects.

     b) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any YoSystems federal income tax return for any period ending on or before the Closing.

     c) YoSystems has made or will make available to Buyer for inspection, complete and correct copies of all federal income tax returns of YoSystems.

     d) Immediately prior to its acquisition of SMS Geotrac, YoSystems shall have no liabilities except as set forth in Exhibit "2.09" attached hereto.

     e) Seller shall cause SMS Geotrac to be liquidated on or before September 30, 1997.

     Section 2.10. Stock Purchase Agreement with Strategic Holdings USA, Inc.

     a) All representations of YoSystems or White in the SMS Stock Purchase Agreement shall be true and correct on the date of Closing.

     b) Buyer shall receive notice from Seller and Strategic in the same manner as the parties to the SMS Stock Purchase Agreement prior to any changes in that Agreement or any agreements referred to therein. There will be no changes or modifications to the SMS Stock Purchase Agreement, and all other agreements referred to therein, without prior written notice to Bankers and Bankers written consent, such consent not being unreasonably withheld.

     c)   Buyer shall have access to the books and records of SMS Geotrac.

     White represents and warrants Sections 2.05, 2.06, 2.07, 2.08 and 2.09.

III. REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     Section 3.01. Corporate Organization and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Buyer has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

     Section 3.02. Authorization of Agreement. The execution, delivery and consummation of this Agreement by Buyer has been duly authorized by its board of directors and shareholders in accordance with all applicable laws and its Certificate of Incorporation and By-Laws, and at the closing no further corporate action will be necessary on the part of Buyer or its shareholders to make this Agreement valid and binding on Buyer and enforceable against Buyer in accordance with its terms. The execution, delivery and consummation of this Agreement by Buyer (i) is not contrary to its Certificate of Incorporation or By-Laws and (ii) does not now and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, rule, regulation, law, contract, agreement or any other restriction to which Buyer is a party or to which Buyer or any of its assets is subject or bound.

     Section 3.03. Validity. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     Section 3.04. Consents and Approvals. No order, authorization, approval or consent from, or filing with, any person, entity or federal or state governmental or public body or other authority having jurisdiction over Buyer is required for the execution, delivery and performance by it of this Agreement.

     Section 3.05. Litigation Relating to Transaction. There are no actions, suits, proceedings or claims pending before any court, arbitrator or government agency against or affecting Buyer which might enjoin or prevent the consummation of the transactions contemplated by this Agreement.

     Section 3.06. Broker's or Finders' Fees. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Buyer directly with YoSystems and White, without the intervention of any person on behalf of Buyer (other than NatCity Investments, Inc. of Cleveland, Ohio, whose fees and expenses shall be paid solely by Seller) in such manner as to give rise to any claim by any person against YoSystems and White for a finder's fee, brokerage commission or similar payment.

     Section 3.07. Capitalization of Buyer. On the Closing Date Buyer shall have the working capital and financial resources necessary to perform its obligations under this Agreement.

     Section 3.08. Investment Representation and Warranty. The Shares being acquired by Buyer hereunder are being acquired for investment only for Buyer' own account and not with a view to, or for sale in connection with, any distribution thereof.

IV.  CONDITIONS PRECEDENT

     Section 4.01. Conditions Precedent to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement are subject, at the option of Buyer, to the satisfaction at or prior to the Closing Date of each of the following conditions:

     a) Accuracy of Representations and Warranties. The representations and warranties of Seller and White contained in this Agreement or in any certificate or document delivered to Buyer pursuant hereto shall be true and correct in all material respects on and as of the Closing Date as though made at and as of that date, and Seller shall have delivered to Buyer a certificate to that effect.

     b) Compliance with Covenants. Seller shall have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by them at or prior to the Closing Date, and Seller shall have delivered to Buyer a certificate to that effect.

     c) Execution and Delivery of Strategic Agreement, Releases, Stockholder Guaranty and Indemnification Agreement. Strategic Holding USA, Inc. shall have duly authorized, executed and delivered to Seller a Release in the form of Exhibit C hereto, and such Release shall be in full force and effect at the Closing and fully executed stock certificates and stock powers representing all 100 issued and authorized shares of common stock of SMS Geotrac, Inc. Welsh, Carson Anderson & Stowe V, L.P. shall have duly authorized, executed and delivered to YoSystems
          (i) the Stockholder Guaranty in the form of Exhibit B to the SMS Stock Purchase Agreement and (ii) the Indemnification Agreement in the form of Exhibit C to the SMS Stock Purchase Agreement, and each of such Stockholder Guaranty and Indemnification Agreement shall be in full force and effect at the Closing.

     d) All assets, including, but not limited to databases, source codes, digital flood zone maps, and programs currently on the books of SMS Geotrac shall continue to be owned by SMS Geotrac immediately following the Closing except that the cash balance will be not less than $1,000,000.00.

          The parties acknowledge that funds in excess of $1,000,000 will be utilized to pay fees and expenses incurred in connection with this Agreement and the SMS Stock Purchase Agreement and the balance, if any, will be paid out as a distribution to White. Such amounts will be adjusted if necessary after the Closing. For purposes of this Agreement, all amounts owing from Buyer to Seller pursuant to the invoices set forth on Exhibit 4.01(d) shall be deemed paid prior to the Closing.

     e) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby.

     f) Opinion of Counsel for YoSystems. Buyer shall have received the opinion of Benesch, Friedlander, Coplan & Aronoff, LLP, counsel for YoSystems, dated the Closing Date, satisfactory in form and substance to Buyer and its counsel, to the effect set forth in Exhibit "4.01
          (f)" hereto.

     g) Material Adverse Change, There shall not have occurred a material adverse change to the business or assets of SMS Geotrac or YoSystems since the date of this Agreement.

     h) Buyer and Seller shall have entered into a Shareholders' Agreement in the form of Exhibit "4.01(h)" attached hereto (the "Shareholder's Agreement").

     i) YoSystems and Daniel J. White shall have entered into an Employment Agreement in the form of Exhibit "4.01(i)" attached hereto.

     j) Buyer shall have received certified copies of certificates of good standing from the Secretary of State of the states in which SMS Geotrac and YoSystems are incorporated.

     k) Buyer shall have received an executed Resolution of Joint Meeting of Board of Directors and Shareholders of YoSystems authorizing the transactions contemplated by this Agreement and Exhibits and Schedules attached thereto.

     l) Buyer and YoSystems shall have entered into a Cross License Agreement in the form of Exhibit "4.01(1)" attached hereto.

     m) The Huntington Loan shall be closed and funded concurrently with the Closing.

     n)   This Agreement and the documents described in Section 4.01 (c), (f),
          (h), (i), (j), (k), (l) and (m) shall be referred to as "Closing Documents".

     Section 4.02. Conditions Precedent to Obligations of Seller. The obligations of Seller under this Agreement are subject, at the option of Seller, to the satisfaction at or prior to the Closing Date of each of the following conditions:

     a) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered to Seller pursuant hereto shall be true and correct in all material respects on and as of the Closing Date as though made at and as of that dates and Buyer shall have delivered to Seller a certificate to such effect.

     b) Execution and Delivery of Strategic Agreement, Releases, Stockholder Guaranty and Indemnification Agreement. Strategic Holding USA, Inc. shall have duly authorized, executed and delivered to Seller a Release in the form of Exhibit A hereto, and such Release shall be in full force and effect at the Closing and fully executed stock certificates and stock powers representing common stock of SMS Geotrac, Inc. Welsh, Carson Anderson & Stowe V, L.P. shall have duly authorized, executed and delivered to YoSystems, (i) the Stockholder Guaranty in the form of Exhibit B to the SMS Stock Purchase Agreement and (ii) the Indemnification Agreement in the form of Exhibit C to the SMS Stock Purchase Agreement, and each of such Stockholder Guaranty and Indemnification Agreement shall be in full force and effect at the Closing.

     c) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby.

     d) Opinion of Counsel to Seller. Seller shall have received the opinion of C. Anthony Sexton, counsel for Buyer, dated the Closing Date, satisfactory in form and substance to Seller and their counsel, to the effect set forth in Exhibit "4.02(d)" hereto.

     e)   Additional documents shall be executed and delivered as follows:

          1. Transactions under Purchase Contract with Strategic Holding USA, Inc. have been consummated.

          2.   Shareholders' Agreement.

          3.   Cross License Agreement.

          4.   Employment Agreement.

          5.   The Huntington Loan (executed and funded).

V.   TERMINATION AND ABANDONMENT

     Section 5.01. Termination. This Agreement may be terminated at any time prior to the Closing:

     a)   by the mutual consent of Buyer and YoSystems; or

     b)   by either Buyer or YoSystems if the Closing contemplated in Section
          1.03 above shall not have occurred on or before July 31, 1997 or such later date as may be agreed upon by the parties hereto or any of the Conditions Precedent of that party are not met.

     Section 5.02. Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any or all of the parties pursuant to Section 5.01, written notice thereof shall forthwith be given to the other party to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto If this Agreement is terminated as provided herein, no party shall have any liability or further obligation to any other party to this Agreement pursuant to this Agreement, except that the parties preserve and shall retain their rights if another party breaches any representations or warranties or covenants contained herein.

VI.  INDEMNIFICATION; REMEDIES

     Section 6.01. Survival of Representations and Warranties. The representations and warranties of Seller and White in Article 11 and of Buyer in Article III shall survive the Closing for two years.

     Section 6.02. Indemnification by Seller. Seller shall indemnify Buyer and the stockholders, directors, employees and agents of Buyer in their capacity as such (collectively, the "Buyer Indemnified Parties") from and against and shall hold the Buyer Indemnified Parties harmless from:

     a) any proceeding, claim, liability loss, damage or deficiency, including any and all reasonable costs and expenses (including, but not limited to, reasonable legal and accounting fees) related to any of the foregoing (collectively, "Loss"), resulting from or arising out of any inaccuracy in or breach of any representation or warranty by Seller contained in Article 11 hereof (and White shall indemnify Buyer for any Losses resulting from or arising out of any inaccuracy in or breach of any representation or warranty of White contained in
          Article 11 hereof);

     b) any Loss resulting from or arising out of a breach or nonperformance of any covenant or obligation of Seller under this Agreement;

     c) any Loss resulting from or arising out of the claims of any broker, finder or other person acting in a similar capacity on behalf of Geotrac or Seller in connection with the transactions contemplated herein;

     d) any Loss relating or pertaining to any YoSystems tax or other liability of any nature whatsoever (including interest, penalties and additions to tax) payable with respect to any period ending on or prior to Closing (the Whites shall join YoSystems in regards to this particular indemnification) except for liabilities disclosed on the attached Exhibit "6.01(d)";

     e) any Loss relating or pertaining to inaccuracy in or breach of any representation, warranty, covenant or obligation of YoSystems under the SMS Stock Purchase Agreement and its exhibits and schedules.

     Section 6.03. Indemnification by Buyer. Buyer shall indemnify YoSystems and the stockholder directors, employees and agents of YoSystems in their capacity as such (collectively, the "YoSystems Indemnified Parties") from and against, and shall hold the YoSystems Indemnified Parties harmless from:

     a) any Loss resulting from or arising out of any inaccuracy in or breach of any representation or warranty by Buyer in Article III hereof;

     b) any Loss resulting from or arising out of any breach or nonperformance of any covenant or obligation of Buyer under this Agreement; and

     c) any Loss resulting from or arising out of the claims or any broker, finder or other person acting in similar capacity on behalf of Buyer in connection with the transactions contemplated herein.

     Section 6.04. Third Party Claims.

     a) Notice of Claim. If any legal proceeding is instituted or any claim is asserted by any third party in respect of which the YoSystems Indemnified Parties on the one hand, or Buyer Indemnified Parties on the other hand may be entitled to indemnity hereunder, the party asserting such right to indemnity (the "Indemnified Party") shall give the party from whom indemnity is sought (the "Indemnifying Party") written notice thereof. A delay in giving notice shall only relieve the Indemnifying Party of liability to the extent the Indemnifying Party Suffers actual prejudice because of the delay.

          The Indemnifying Party shall have 30 days after receipt of such notice to decide whether it will agree to be responsible for the claim and provide indemnity hereunder.

     b) Indemnifying Party Accepts Responsibility. If the Indemnifying Party decides to accept responsibility and liability for such claim and proceeding and provides written notice (the "Response Notice") to such effect to the Indemnified Party within-such 30-day period, the Indemnifying Party shall be fully responsible for undertaking and conducting, through counsel of its own choosing and its own expense, the settlement or defense of such claim or proceeding. Notwithstanding the foregoing, the Indemnifying Party shall have the right, after the completion or resolution or such claim or proceeding, to assert a claim back against the Indemnified Party, alleging that the indemnity it provided was not, in fact, required hereunder. If a court of competent jurisdiction determines that the Indemnifying Party was not required to provide indemnity for such claim, the Indemnified Party shall reimburse the Indemnifying Party for all of the Losses incurred by it in providing indemnity for the third-party claim and pursuing its claim against the Indemnified Party. If a court of competent jurisdiction determines that the Indemnifying Party was required to provide indemnity for such claim, the Indemnifying Party shall reimburse the Indemnified Party for all of the Losses, costs or expenses, incurred by the Indemnified Party in defense of the Indemnifying Party's claim. If a court of competent jurisdiction determines that the Indemnifying Party was required to provide indemnity for part, but not all of such third-party claim, the Indemnified Party shall reimburse the Indemnifying Party far the Losses, costs and expenses incident to the defense of the third-party claim in proportion to the responsibility allocated by such court, and each party shall bear its own costs and expenses with respect to the Indemnifying Party's claim against the Indemnified Party.

          The indemnified Party shall have the rights with counsel of its own choice and at its own expense, to participate in, but not control the defense and settlement of any claim or proceeding for which the Indemnifying Party accepts responsibility hereunder. In addition, if, at any time the Indemnified Party believes that a claim is not, (in fact) the proper subject for indemnification by the Indemnifying Party, the Indemnified Party may assume from the Indemnifying Party responsibility for and control of such claim or proceeding; provided that the Indemnified Party reimburses the Indemnifying Party for all of the losses, costs and expenses incurred by it to such date in defense of such claims. If the Indemnified Party assumes control of a claim pursuant to this paragraph, it thereby becomes fully responsible and liable for the defense and settlement thereof, and waives any right to assert any further indemnification obligation with respect to such claim against the Indemnifying Party.

          Notwithstanding anything to the contrary herein, if, in the reasonable opinion of the Indemnified Party any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business operations assets, properties or prospects of the Indemnified Party (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnified Party), the Indemnified Party shall have the right to control the defense compromise and settlement of such Third Party Claim undertaken by the Indemnifying Party, and the costs and expenses of the Indemnified Party in connection therewith shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party shall elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense/compromise and settlement of such Third Party Claim at its sole cost and expense. Any compromise or settlement of such Third Party Claim shall be subject to the approval of the Indemnifying Party, which approval shall not be unreasonably withheld, conditioned or delayed.

     c)   Indemnifying Party Declines Responsibility. If the Indemnifying
          Party fails to deliver a Response Notice timely, or delivers a Response Notice and declines responsibility and liability for such claim or proceeding, the Indemnified Party shall undertake, conduct and control through counsel of its own choosing and at its expense, the settlement or defense of such claim. Notwithstanding the foregoing, the Indemnified Party shall retain the right, after the completion or resolution of such claim or proceeding, to assert a claim against the Indemnifying Party alleging that it should have provided indemnity hereunder. If a court of competent jurisdiction determines that the Indemnifying Party was required to provide indemnity for such claim, the Indemnifying Party shall reimburse the Indemnified Party for all of the Losses costs and expenses incurred by the Indemnified Party in defending such claim and pursuing its claim against the Indemnifying Party. If a court of competent jurisdiction determines that the Indemnifying Party was not required to provide indemnity for such claim, the Indemnified Party shall reimburse the Indemnifying Party for all of the Losses, costs and expenses incurred by the Indemnifying Party in defense of the Indemnified Party's claim. If a court of competent jurisdiction determines that the Indemnifying Party was required to provide indemnity for part, but not all of such third-party claim the Indemnifying Party shall reimburse the Indemnified Party for the Losses, costs and expenses incident to the defense of the third-party claim in proportion to the responsibility allocated by such court, and each party shall bear its own costs and expenses with respect to the Indemnified Party's claim against the Indemnifying Party.

          The Indemnifying Party shall have the right with counsel of its own choice at its own expense, to participate in but not control the defense and settlement of any claim or proceeding for which it initially declines responsibility. In addition, if at any time, the Indemnifying Party believes that the claim is, in fact, the proper subject for indemnity by it, the Indemnifying Party may, subject to the last paragraph of Section 6.04(b) hereof, assume from the Indemnified Party responsibility for and control of such claim or proceeding; provided that the Indemnifying Party reimburses the Indemnified Party for all of the Losses, costs and expenses incurred by it to such date in defense of such claim If the Indemnifying Party assumes control of a claim pursuant to this paragraph, it thereby becomes fully responsible and liable for the defense and settlement thereof, and waives any right to claim back against the Indemnified Party or otherwise object to its indemnification obligations with respect thereto.

     d) Cooperation. Notwithstanding anything to the contrary herein, the Indemnifying Party and Indemnified Party Shall at all times cooperate with each other in the defense of any third-party claim or proceeding and the party controlling such defense shall, upon request by the other party provide reasonable updates and summaries of such matter. Each party agrees that it shall not, without the written consent of the other, settle or compromise any action or claim in any manner that would materially and adversely affect the other party, other than as a result of money damages or money payments.

     Section 6.05. Further Limitations.

     a) Exclusive Remedy. The indemnification provisions of this Article VI shall be the exclusive remedy following the Closing Date for any breaches or alleged breaches of any representations, warranties or covenants under this Agreement. Each of the parties hereto, on behalf of itself and its officers, directors, employees, security holders, partners, affiliates, agents or representatives (collectively, such party's "Representatives"), agrees not to bring any actions or proceedings, at law, equity or otherwise against any other party or its Representatives, in respect of any breaches of any representation or warranty of this Agreement, except pursuant to the express provisions of this Article VI, unless there has been an instance of fraud. The parties hereby agree that no party has made any representations or warranties, express or implied, with respect to this Agreement or the matters contemplated hereby except as explicitly set forth in this Agreement.

     b) No Indemnification For Known Breaches of Representations and Warranties. Notwithstanding any provision to the contrary contained herein, in the event that any party to this Agreement had actual knowledge, on or before the Closing Date, of the specific facts upon which a claim for indemnification for breach of representations and warranties by any other party is based, then the harmed party shall have no liability for any Loss resulting from or arising out of such claim.

VII. MISCELLANEOUS

     Section 7.01. Expenses, Etc. Whether or not the transactions contemplated by this Agreement are consummated, neither of the parties hereto shall have any obligation to pay any of the fees and expenses of the other party incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants, investment Buyer and other experts.

     Section 7.02. Publicity. The parties hereto agree to cooperate in issuing any press release or other public announcement concerning this Agreement or the transactions contemplated hereby Nothing contained herein shall prevent any party from at any time furnishing any information required by any government authority.

     Section 7.03. Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the Same instrument.

     Section 7.04. Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if (i) delivered personally, (ii) mailed by registered or certified mail, return receipt requested and postage prepaid, or (iii) sent via a nationally recognized overnight courier service or (iv) sent via facsimile confirmed in writing to the recipient in each case as follows:

     If to Seller, YoSystems, White or the Whites:

               YoSystems, Inc.
               3900 Laylin Road
               Norwalk, Ohio 44057
               Attention: Daniel J. White
               Telephone: (419) 668-8899
               Telecopy:  (419) 668-9266

     with a copy to:

               Benesch, Friedlander, Coplan & Aronoff LLP
               2300 BP America Building
               200 Public Square
               Cleveland, Ohio 44114
               Attention: Ira Kaplan, Esq.
               Telephone: (216) 363-4567
               Telecopy:  (216) 363-4588

     If to Buyer, to:

               Bankers Hazard Determination Services, Inc.
               360 Central Avenue
               St. Petersburg, Florida 33701
               Attention: C. Anthony Sexton, Esq.
               Telephone: (813) 823-4000 extension 4894
               Telecopy:  (813) 823-6518

     or such other address or addresses as either party hereto shall have designated by notice in writing to the other party hereto.

     Section 7.05. Amendments, Supplements, Etc. At any time this Agreement may be amended or supplemented by such additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such agreement, article or certificate must be in writing and signed by both parties. No oral or unexecuted agreement, promise or undertaking shall be effective to modify, amend or alter the terms of this Agreement in any manner whatsoever.

     Section 7.06. Entire Agreement. This Agreement, its Exhibits, Schedules and Annexes and the documents executed on the Closing Date in connection herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warranty promise, inducement or statement of intention has been made by either party which as not embodied in this Agreement or such other documents; and neither party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement or intention not embodied herein or therein.

     Section 7.07. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of law principles. However, jurisdiction and venue for any action brought to enforce the terms or conditions of this Agreement or any of its Exhibits or Schedules shall be the domicile of the defendant or respondent in any such action.

     Section 7.08. Attorney's Fees. If any party to this Agreement should bring a Court action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare void or terminate this Agreement or any provisions thereof, the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorney's fees and costs (including legal expenses for any appeals taken), and to have the same awarded as part of the judgment in the proceeding in which such legal expenses and attorney's fees were incurred.

     Section 7.09. Representation Acknowledged. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

     Section 7.10. Binding Effect. Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedied obligations or liabilities under or by reason of this Agreement.

     Section 7.11. Assignability. Except for the anticipated assignment of this Agreement by Buyer to an affiliated company approved of by Seller, neither this Agreement nor any of the partied rights hereunder shall be assignable by either party hereto without the prior written consent of the other party hereto; provided, however, that the parties may assign a security interest in their rights to receive indemnification hereunder as part of a grant of collateral security to secure any indebtedness for money borrowed by YoSystems from a bank or other financial institution. An assignee shall be required to execute the Shareholders Agreement prior to issuance of Shares.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the day and year indicated below.


WITNESSES                            Bankers Hazard Determination Services, Inc.


/s/ C. Anthony Sexton                BY: /s/ Edwin C. Hussemann
---------------------------------       ----------------------------------------


/s/ Erica Rudin                      AS ITS:     Treasurer      DATE:  7/29/97
---------------------------------           --------------------     -----------


WITNESSES                            YoSystems, Inc.


/s/ Ira Kaplan                       BY: /s/ Daniel J. White
---------------------------------       ----------------------------------------


/s/ Illegible                        AS ITS:     President      DATE:  7/31/97
---------------------------------           --------------------     -----------


WITNESSES


/s/ Ira Kaplan                       /s/ Daniel J. White        DATE:  7/31/97
---------------------------------    ---------------------------     -----------
                                         Daniel J. White

/s/ Illegible
---------------------------------


WITNESSES


/s/ Ira Kaplan                       /s/ Sandra White           DATE:  7/31/97
---------------------------------    ---------------------------     -----------
                                         Sandra White

/s/ Illegible
---------------------------------